Exhibit 10.8

                              REINSURANCE AGREEMENT

                       (herein referred to as "Agreement")

                                     Between

                   ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

                               New York, New York

                  (herein referred to as "Allianz Life of NY")

                                       And

                                 MDNY HEALTHCARE

                               Melville, New York

                         (herein referred to as "Plan")

                         EFFECTIVE DATE: January 1, 2006

                     REINSURANCE AGREEMENT NUMBER 17055-066

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                                TABLE OF CONTENTS
TITLE                                                                  ARTICLE
Reinsurance Coverage                                                      1
Schedule                                                                  2
Definitions                                                               3
Reinsurance Premium                                                       4
Additional Limitations                                                    5
Notice of Claims and Reimbursement                                        6
Reports, Records and Audits                                               7
Effective Date, Duration and Termination                                  8
General Provisions                                                        9

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                                    ARTICLE I

                              Reinsurance Coverage

1.1 Insuring Clause. The Plan will cede to Allianz Life of NY and Allianz Life of NY will reinsure the Percentage Payable of Eligible Expenses Incurred per Member per Contract Year that exceed the applicable Attachment Point, up to any applicable maximums for specified Lines of Business, subject to all the terms of this Agreement. When applicable, reimbursement is based on the situs of Plan and/or the date the Eligible Expenses were Incurred.

1.2 Carryforward: Eligible Expenses may include expenses Incurred by a Member in the last 31 days of an Agreement issued to the Plan by Allianz Life of NY immediately preceding this Agreement if the applicable Attachment Point was not reached with respect to that Member under that preceding Agreement.


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                                    ARTICLE 2

                                    Schedule

2.1   LINE(S) OF BUSINESS:

      A     Commercial HMO

      B.    Commercial Point of Service (POS), in and out of network

Self-funded employees are not covered under this Agreement, unless they are employees for which the Plan has risk, and they are specifically listed above as a Line(s) of Business.

2.2   MONTHLY PREMIUM PER MEMBER:

      Line(s) of Business
      Commercial HMO              $0.21
      Commercial POS              $0.21

2.3   ATTACHMENT POINT(S) PER MEMBER:

      Line(s) of Business
      Commercial HMO          $1,000,000
      Commercial POS          $1,000,000

2.4   INDIVIDUAL LIFETIME MAXIMUM:                             $1,000,000

2.5   PERCENTAGE PAYABLE                                           70%

2.6 ELIGIBLE EXPENSE LIMITATIONS PER MEMBER: Eligible Expenses are limited to the lesser of:

      A.    the billed charges; or
      B.    the amount paid by the Plan; or
      C.    any other limits shown in this Agreement


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                                    ARTICLE 3

                                   Definitions

3.1 CAPITATED SERVICE(S): Services performed for a Member by a health care provider with whom the Plan has a contract, directly or indirectly, and where the contract transfers from the Plan the entire risk (without any stop loss or other risk retention by the Plan) that the service may generate a cost greater than the capitation payment.

3.2 CONTRACT YEAR: The period that begins on the Effective Date and ends upon the earlier of 12 months beyond the Effective Date or the termination of this Agreement.

3.3 ELIGIBLE EXPENSE(S): Expenses for health care services and supplies provided to a Member that are Incurred during the Contract Year and are:

      A. Covered by the Membership Service Agreement as the sole responsibility of Plan to provide to a Member; and

      B. Shown on the attached Eligible Expenses Matrix(ces) as an Eligible Expense under this Agreement; and

      C. Performed by a Plan participating provider; or performed by a nonparticipating provider utilized (1) due to a referral by the Plan, (2) due to an emergency, (3) due to the Member being inpatient confined on the date they became a Member, or (4) through the out-of-network benefit of a POS product; and

      D.    Not excluded under this Agreement

3.4 FACILITY(IES): Any hospital, specialized medical institution, skilled nursing facility or rehabilitation facility, that bills for its services and supplies on form CMS-1450 or any form that replaces this form.

3.5 INCURRED: The date the services or supplies to which the expense relates are provided.

3.6 INDIVIDUAL LIFETIME MAXIMUM: The maximum liability of Allianz Life of NY, per Member combined for this Agreement and all Agreements issued to Plan by Allianz Life of NY previous to this Agreement, as indicated by the amount specified in the Schedule.

3.7   MATERIAL CHANGE:

      A. A change or combination of changes in a Membership Service Agreement, provider reimbursement levels, number of Members in a Line of Business increases or decreases, or the Plan's service area, that Allianz Life of NY determines would increase expected aggregate reinsurance claims 5% or more; or

      B. The Plan acquires the assets of another company or foundation or merges with or comes under control of another person, company or foundation; or

      C. Any change in senior operating management, any fundamental change in its management service contract, or any change in majority ownership of the Plan.

      Material Changes require notification (Article 7), and may be excluded (Article 5) or result in premium changes (Article 4) or termination (Article 8).

3.8 MEMBER: A person or dependent enrolled by the Plan and eligible to receive services under a Membership Service Agreement.

3.9 MEMBERSHIP SERVICE AGREEMENT(S): Those contractual agreements between the Plan and its Members for those specified Lines of Business listed in
      Article 2, that are made a part of this Agreement


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                                    ARTICLE 4

                              Reinsurance Premiums

4.1 Premium Rate. The reinsurance premium payable each month is the amount per Member listed in Article 2, times the number of Members enrolled in the Plan for that month for each of the specified Lines of Business listed in
      Article 2.

4.2 Due Date. Premium is due to Allianz Life of NY at its office in New York, New York on the first day of each month of the Contract Year.

4.3 Grace Period. There is a grace period of 30 days after the due date to pay the premium. If premium is not paid before the end of the grace period, this Agreement automatically terminates as of the end of the period for which premium has been received.

4.4 Reinstatement. Allianz Life of NY may, at its discretion, reinstate this Agreement upon receipt of premium after the grace period. The parties agree that past reinstatements create no right or presumption of future reinstatement.

4.5 Signed Statement. Each premium payment must be accompanied by a statement signed by an authorized representative of the Plan as to the number of Members in each of the specified Lines of Business listed in Article 2, and any adjustments from previous statements.

4.6 Premium Rate Change. Allianz Life of NY may change premium as of the date of any Material Change if Allianz Life of NY notifies the Plan of the change in premium within 30 days of Allianz Life of NY being notified of the Material Change.


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                                    ARTICLE 5

            Additional Limitations

5.1 Obligations. This is an Agreement solely between and solely benefiting the Plan and Allianz Life of NY. The parties intend no benefit by this Agreement to creditors, Members, or health care providers. The Plan is responsible for all health care and health care expenses for Members. Allianz Life of NY has no obligation to provide any service or payment, directly or indirectly, to anyone but the Plan.

5.2 Coordination of Benefits/Subrogation. If the Plan receives or will receive any payment or reduction in expense by reason of a coordination of benefits provision in the Membership Service Agreement or by any right of subrogation, that payment or reduction is a reduction in Eligible Expenses. If Allianz Life of NY has already paid a claim that included these Eligible Expenses, the Plan will reimburse Allianz Life of NY the amount of this reduction.

5.3 Multiple Policies. If Plan has another Agreement insuring the same risk assumed under this Agreement for these same Lines of Business, Allianz Life of NY will pay only the pro rata portion of the amount otherwise payable under this Agreement, subject to the Agreement maximums and limitations.

5.4 Additional Limitations. Allianz Life of NY is not liable to the Plan, and the Plan will hold harmless and indemnify Allianz Life of NY, for the following:

      A. Amounts in excess of the maximums set forth in this Agreement or limitations shown in the Schedule.

      B. Professional liability or liability for any act or omission, tortious or otherwise, in connection with any services for any person or group of persons by the Plan or any group, entity, or person employed by or contracted with the Plan.

      C. Extracontractual damages or liability of the Plan in excess of Plans Membership Service Agreements.

      D.    Medical expenses due to declared or undeclared war.

      E. Expenses that the Plan has not paid or Capitated Services unless listed under specified Lines of Business in Article 2.

      F. Additional liability of Allianz Life of NY caused by a Material Change, unless Allianz Life of NY expressly accepts the Material Change.

      G. Expenses for an illness or injury for which the Member is eligible for benefits from, or receives benefits from, a workers compensation, occupational disease, or similar government law.

      H. Liabilities, expenses, or losses that are based upon any noncompliance or violation of any Federal or State statute, rule, or regulation by the Plan.

      I. Any liability arising from any benefit denial or restriction made by the Plan, or arising from any product design or advertising of the Plan.


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                                    ARTICLE 6

                       Notice of Claims and Reimbursement

6.1 Written Notice of Claim. The Plan will give Allianz Life of NY timely written notice of any claim or potential reinsurance claims (those exceeding or expected to exceed 75% of the applicable Attachment Point) within 30 days of the Plan's knowledge of such claims. The Plan will also submit a monthly update to Allianz Life of NY of changes to potential reinsurance claims.

6.2   Loss of Coverage. There is no reinsurance of an Eligible Expense when:

      A. Allianz Life of NY does not receive a completed "Report of Large Claim" form or other form designated by or acceptable to Allianz Life of NY related to the Eligible Expense, prior to 12 months after the end of the Contract Year; and

      B. Allianz Life of NY does not receive the following information related to the Eligible Expenses prior to 24 months after the end of the Contract Year

            1)    a completed claim form; and

            2)    proof of eligibility; and

            3) a claim detail report (for the required fields of information, contact your claim representative).

            However, this limitation does not apply to Eligible Expenses if prior to 24 months after the end of the Contract Year the Plan has in writing pursued a right by coordination of benefits, subrogation or otherwise to recover or reduce such expenses, and has notified Allianz Life of NY of such action.

6.3 Claim Forms. Allianz Life of NY will furnish Plan with a supply of claim forms initially, and upon request of the Plan.


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                                                            ARTICLE 7

                           Reports, Records and Audits

7.1 Notice of Material Change. The Plan will give written notice to Allianz Life of NY of any Material Change no later than 30 days after the Material Change.

7.2 Notice of Supervision by the State. If the Plan is placed under supervision by the state, the Plan will give written notice to Allianz Life of NY within 15 days.

7.3 Enrollment The Plan will keep a record of the monthly enrollment of Members covered by its Membership Service Agreements and the Eligible Expenses for each Member while covered under this Agreement. Such record will be kept during the time this Agreement is in effect and for a three
      (3) year period after its termination date or for the period during which claims are pending, whichever is longer.

7.4 Books and Records. The Plan's books, records, and Membership Service Agreements will be made available to Allianz Life of NY for inspection and audit at any time during normal business hours while this Agreement is in effect and for a three (3) year period after its termination date or for the period during which claims are pending, whichever is longer.

7.5 Notice of Investigation. The Plan will give written notice to Allianz Life of NY of any investigation or request for information of a material nature (not including routine reports and requests), by a regulatory agency regarding the conduct of the Plan. Such written notice must be provided by the Plan to Allianz Life of NY within 30 days following the date the Plan receives notice, written or otherwise, of such investigation or request.


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                                    ARTICLE 8

                    Effective Date, Duration and Termination

8.1 Effective Date. This Agreement is effective on the date indicated on the face page.

8.2   Termination. This Agreement terminates on the earliest of the following:

      A. Nonpayment of premium as set forth in the Reinsurance Premium provisions.

      B. The date a petition is made for a declaration of receivership or rehabilitation of a party, or the date a party ceases operations.

      C. The date of a Material Change if Allianz Life of NY notifies the Plan of termination for this reason within 30 days of Allianz Life of NY being notified of the Material Change.

      D.    The end of the Contract Year.

      E. Upon the date of a material breach of this Agreement. The party terminating for this reason must give the other party notice of the actions or inactions that constitute the breach and 5 business days to cure the breach to the satisfaction of the notifying party.

8.3 Termination-of Rights. Termination of this Agreement does not affect the rights and liabilities of the Plan or Allianz Life of NY arising during any period when this Agreement was in effect. However, this does not extend liability of Allianz Life of NY for expenses that are Incurred after the termination of this Agreement.

8.4 Insolvency. In the event of the insolvency of the Plan all Reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the Plan, on the basis of the liability of Plan in this Agreement without diminution due to the insolvency of the Plan.


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                                    ARTICLE 9

                               General Provisions

9.1 Entire Agreement. This document, any attached endorsements, any Disclosure Statement and any documents incorporated by reference constitute the entire Agreement between the Plan and Allianz Life of NY.

9.2 Misstated Data. If information material to the underwriting of the Agreement is misstated or omitted, Allianz Life of NY-may retroactively adjust the premiums or coverage in accordance with the correct data.

9.3 Agreement Changes. This Agreement may be amended by mutual written consent of officers of the Plan and Allianz Life of NY.

9.4 Assignment. This Agreement and any amounts payable under this Agreement are not assignable.

9.5 Waiver. Waiver of any provision of this Agreement is not a waiver of that provision or other provisions at a later date.

9.6 Right of Offset. Amounts owed by the parties to each other, with respect to this Agreement may be offset and then only the balance will be Owed. The right of offset will not be affected or diminished because of the insolvency of either party.

9.7 Clerical Error. If either party fails to comply with a provision of this Agreement because of an error, the underlying status of this Agreement will not be changed so long as the error is rectified as soon as possible after discovery. Then both parties will be restored to the position they would have occupied had such error not occurred. An error is an inadvertent clerical mistake. It does not include errors in judgment, errors that expand the definition of Membership Service Agreement or reduce the effect of the limits in this Agreement, negligent acts, and repetitive errors in administration, or other errors. Neither party may invoke a right to rectify its error after 12 months after the end of the Contract Year.

9.8   Personal Information. Confidentiality:

      A. Personal Information means nonpublic personal information as described in Title V of the Gramm Leach Bliley Act and protected health information as described in privacy regulations of the Department of Health and Human Service (HHS) that may be identified with a Member and that Allianz Life of NY obtains.

      B. Allianz Life of NY may use Personal Information to underwrite and perform terms of this Agreement and in other ways permitted by applicable privacy laws. Allianz Life of NY will:

            1)    use safeguards to prevent nonpermitted use or disclosure; and

            2) restrict access to only those employees involved in the permitted uses; and

            3) report to the Plan any nonpermitted use or disclosure of which it becomes aware; and

            4) make Personal Information and related records available as described in privacy regulations of HHS.

            Allianz Life of NY may disclose Personal Information to a person assisting in permitted uses if that person agrees in writing to be bound to terms similar to Article 9.8.

      C.    Article 9.8 does not apply if:

            1) the Personal Information is available to the public other than as a result of any disclosure by Allianz Life of NY or its representatives; or

            2) the Personal Information was available to Allianz Life of NY or its representatives on a nonconfidential basis before it was obtained for uses permitted in Article 9.8; or


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

            4)    the law requires disclosure.

      D. Allianz Life of NY will destroy Personal Information, if feasible, after seven years after this Agreement terminates.

      E. Allianz Life of NY agrees that money may be an inadequate remedy for a breach of Article 9.8 and agrees to not object to an injunction for this breach.

9.9 Binding Arbitration. If any dispute arises out of or relates to this Agreement or its breach, termination or validity, the parties agree that first, senior management will try in good faith to settle the dispute. If they do not reach a solution within 90 days, the dispute will be settled by arbitration administered by the American Arbitration Association ("AAA") according to its Commercial Arbitration Rules. The parties will each pay the costs of its counsel, witnesses, experts and proofs The parties will share the cost of the arbitration administration. The arbitrator may award specific performance, rescission, or monetary damages in an amount that does not include punitive or other damages in excess of contractual damages.

As of January 1, 2006, all the promises, terms and conditions of this Agreement will supersede those of Reinsurance Agreement Number 17055-036, dated January 1, 2005.

This Agreement will automatically terminate at the end of the Contract Year (Article 8).

IN WITNESS WHEREOF, the Plan and Allianz Life of NY have, by their respective officers, executed and delivered this Agreement, in duplicate effective from the date set out on the face page of this Agreement.

                                  MDNY HEALTHCARE
                                  By:
                                  Title:

                                  ALLIANZ LIFE INSURANCE
                                  By:
                                  Title:

                                  Printed Name

                                  Printed Title Date

                                  Signature for Actuarial/Underwriting approval:

                                  Date of Actuarial/Underwriting approval;


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                              DISCLOSURE STATEMENT

Provider/Plan Name:               MIDNY Healthcare

Effective Date (proposed):        January 1, 2006 through December
                                  31, 2006

Date disclosure information is current:

On an attachment, list any individual to be included under this coverage where the individual;

1. Has medical expenses are expected to reach or exceed 50% of the proposed attachment point(s); or

2.    is a potential organ transplant candidate on a waiting list; or

3.    the Plan and the Member consent in writing to the disclosure; or

      The attachment should list the individual's name, date of birth, diagnosis, amount paid, amount pending, prognosis, and dates of service.

I have inquired of all available sources to obtain any medical information on these individuals for this account. After review of this information, I represent that the Information attached to this form Is complete and accurate, I further understand that this information will be used to determine whether to issue a contract and to determine rates and terms.

                                          Dated:
                                          Attest:
                                          Dated:
                                          Attest:

                                          Signature of Authorized Representative


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